Exhibit 10.14

                                BTI TELECOM CORP.

                          EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose. The BTI Telecom Corp. Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of BTI Telecom Corp., a North Carolina corporation, and any successor corporation thereto (collectively, the "Company"), and any current or future parent corporation or subsidiary corporations of the Company as the Board of Directors of the Company (the "Board") shall from time to time designate (collectively referred to as the "Company" and individually referred to as a "Participating Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of shares of the Common Stock of the Company (the "Common Stock"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (as such section may hereafter be amended or replaced by a successor section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

         Except as provided in Section 11(d) hereof, an employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) and terminate participation in any Offering (as defined below) at any time during an Offering Period (as defined below). Accordingly, except as provided in Section 11(d) hereof, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right"), which may or may not be exercised at the end of an Offering Period.

                  2. Administration. The Plan shall be administered by the Board or a duly appointed committee of the Board (the "Committee"), which shall be comprised of at least two members of the Board who are "Nonemployee Directors" as defined in Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board or the Committee (which shall collectively be referred to herein as the "Administrator"), and such determination shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Administrator shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. The Administrator may delegate the duty to perform administrative functions for the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                  3. Share Reserve. The maximum number of shares that may be issued under the Plan shall be Two Hundred Fifty Thousand (250,000) shares of the Company's authorized but unissued



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Common Stock (the "Shares"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

                  4. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan except employees who:

                     (a) have been in the employ of a Participating Company for less than 6 months as of the start of an Offering;

                     (b) customarily work less than 20 hours per week;

                     (c) customarily work not more than five months in any calendar year;

                     (d) as of the start of an Offering, own stock of the Company (or its parent or subsidiary corporations) and/or own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company (or its parent or subsidiary corporations), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or its parent or subsidiary corporations) within the meaning of Section 423(b)(3) of the Code; or

                     (e) are members of the Administrator.

                  Notwithstanding anything herein contained to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "employee" of such Participating Company.

                  5. Offering Dates.

                     (a) Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an "Offering") of approximately six (6) months duration (an "Offering Period"). Offerings shall commence on January 1st and July 1st and end on the June 30th or December 31st next occurring thereafter. Notwithstanding the foregoing, the first offering period shall commence on the effective date of the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission for the Company's initial public offering of Common Stock, and shall end on the June 30th next occurring thereafter. In addition, the Administrator may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

                     (b) Purchase Date. The last day of each Offering Period shall be the "Purchase Date" for such Offering Period. In the event the first and/or last day of an Offering


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Period is not a business day, the Company shall specify the business day that will be deemed the last day of the Offering Period.

                     (c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining shareholder approval of the Plan. Notwithstanding the foregoing, shareholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan's first Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining subsequent shareholder approval of the Plan within twelve (12) months of the Board's adoption of the Plan.

                  6. Participation in the Plan.

                     (a) Initial Participation. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office not later than five
(5) days before such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Administrator may, from time to time, change the Subscription Date as deemed advisable by the Administrator in its sole discretion for proper administration of the Plan.

                     (b) Continued Participation. An eligible employee who has enrolled in the Plan shall automatically continue to participate in each successive Offering under the Plan thereafter unless such Participant (i) ceases to be eligible as provided in Section 4, (ii) withdraws from an Offering under the Plan pursuant to Section 11(a), or (iii) terminates employment as provided in Section 12. The Participant's most recent subscription agreement on file with the Company shall constitute his or her election for each successive Offering under the Plan; provided, however, a Participant may file, on or before the applicable Subscription Date for any Offering, a new subscription agreement if the Participant desires to change his or her elections contained in the Participant's then effective subscription agreement.

                  7. Right to Purchase Shares. Except as set forth below, during an Offering Period each Participant in the Plan for such Offering Period shall have a Purchase Right consisting of the right to purchase the number of Shares determined by dividing the Participant's payroll deductions accumulated during the Offering Period and retained in the Participant's account as of the Purchase Date by the Offering Exercise Price (as defined below). Unless the Administrator establishes a policy to the contrary, fractional Shares shall be purchased for a Participant to the extent there would otherwise be a balance remaining in the Participant's account after the application of his or her accumulated payroll deductions for an Offering Period to the purchase of a whole number of Shares. Shares may only be purchased through a Participant's payroll withholding pursuant to Section 9 below. In no event shall a Participant's


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Purchase Right permit such Participant to acquire more Shares in any calendar year than is permitted under Section 10(a) hereof.

                  8. Purchase Price. The purchase price at which Shares may be acquired at the end of a given Offering Period pursuant to the exercise of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be set by the Administrator; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of the Offering Period or (ii) the fair market value of the Shares on the Purchase Date for such Offering Period. Unless otherwise provided by the Administrator prior to the commencement of an Offering Period, the Offering Exercise Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period, or (ii) the fair market value of the Shares on the Purchase Date for such Offering Period. The fair market value of the Shares on the applicable dates shall be the closing sales price as reported on the NASDAQ National Market System (or the average of the closing bid and asked prices if the Shares are so quoted instead) or as reported on such other national or regional securities exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Administrator if the Shares are not so reported. If the relevant date does not fall on a day on which the Common Stock is quoted on the NASDAQ National Market System or such other national or regional securities exchange or market, the date on which the fair market value per Share shall be established shall be the last day on which the Common Stock was so quoted prior to such relevant date.

                  9. Payment of Purchase Price. Shares that are acquired pursuant to the exercise of a Purchase Right may be paid for only through payroll deductions from the Participant's Compensation during the Offering Period. A Participant may not make any additional payments to his or her account under the Plan. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering shall mean a Participant's base salary or annual "salary of record" and shall exclude commissions (to the extent not already taken into consideration in establishing the Participant's salary of record), bonuses, annual awards, other incentive payments, shift premiums, long-term disability, worker's compensation or any other payments. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

                     (a) Election to Decrease or Stop Withholding. During an Offering Period, a Participant may elect to decrease the amount withheld, or stop withholding, from his or her Compensation by filing a new subscription agreement with the Company on or before the "Change Notice Date." The Change Notice Date shall initially be the first (1st) day of the first pay period for which such election is to be effective; the Administrator, however, may change such Change Notice Date from time to time. A Participant may not elect to increase the amount withheld from the Participant's Compensation during an Offering Period.

                     (b) Limitations on Payroll Withholding. Payroll withholdings shall be made in such whole dollar amounts elected by the Participant; provided, however, each election made by a Participant shall be for at least $10.00 of withholdings per semi-monthly payroll period or, if the Participant is paid on a monthly basis, at least $20.00 of withholdings per


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

monthly payroll period. Notwithstanding the foregoing, the Administrator may impose limits on payroll withholding effective as of a future Offering Date, as determined by the Administrator. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under
Section 423 of the Code.

                     (c) Payroll Withholding. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                     (d) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                     (e) No Interest Paid. Interest shall not be paid on sums withheld from a Participant's Compensation, unless the Administrator elects to make such payments to all Participants on a non-discriminatory basis.

                     (f) Exercise of Purchase Right. On each Purchase Date of an Offering Period, the Purchase Right of each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically be exercised and the maximum number of whole and fractional Shares subject to such Purchase Right pursuant to
Section 7 shall be purchased for such Participant at the Option Exercise Price with his or her accumulated payroll deductions for the Offering Period; provided, however, in no event shall the number of Shares purchased by the Participant exceed the limitations imposed by Section 10(a) hereof. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering has terminated on or before such Purchase Date.

                     (g) Tax Withholding. At the time the Purchase Right is exercised or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Company, if any, that arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

                     (h) Committee Established Procedures. The Administrator may, from time to time, establish or change (i) minimum required withholding amounts for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for purposes of administration of the Plan, and/or (vi) such other limitations or


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

procedures as deemed advisable by the Administrator, in the Administrator's sole discretion, that are consistent with the Plan and in accordance with the requirements of Section 423 of the Code.

                  10. Limitations on Purchase of Shares; Rights as a
Stockholder.

                     (a) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (and under all other employee stock purchase plans that are intended to meet the requirements of Section 423 of the Code sponsored by the Company or a parent or subsidiary corporation of the Company) at a rate exceeding $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which such Participant's Purchase Right with respect to such Offering Period remains outstanding under the Plan (and under all other employee stock purchase plans described in this sentence).

                     (b) Pro Rata Allocation. In the event the number of Shares that might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Administrator shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Administrator shall determine to be equitable.

                     (c) Rights as a Shareholder and Employee. Until the exercise of the Participant's Purchase Right, a Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date the Participant exercises his or her Purchase Right. NOTHING HEREIN SHALL CONFER UPON A PARTICIPANT ANY RIGHT TO CONTINUE IN THE EMPLOY OF THE COMPANY OR INTERFERE IN ANY WAY WITH ANY RIGHT OF THE COMPANY TO TERMINATE THE AT ANY TIME PARTICIPANT'S EMPLOYMENT.

                  11. Withdrawal.

                     (a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the Purchase Date of an Offering Period. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering and may not resume participation in any succeeding Offerings unless the Participant continues to satisfy the requirements of Section 4 and delivers a new subscription agreement to the Company pursuant to Section 6(a) above. The Administrator may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

                     (b) Return of Payroll Deductions. Upon withdrawal from an Offering pursuant to Section 11(a), the withdrawn Participant's accumulated payroll deductions that have not been applied toward the purchase of Shares shall be returned as soon as practicable after the withdrawal, without the payment of any interest thereon (unless the Administrator decides


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

otherwise pursuant to Section 9(e) above) to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                     (c) Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to Section 16 of the Exchange Act and who is deemed to "cease participation" in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation ("Rule 16b-3"), as a consequence of his or her withdrawal from an Offering pursuant to Section 11(a) above shall not again participate in the Plan for at least six months after the date of such withdrawal.

                     (d) Waiver of Withdrawal Right. The Administrator may, from time to time, establish a procedure pursuant to which a Participant may elect (an "Irrevocable Election"), at least six (6) months prior to a Purchase Date,
(i) to waive his or her right to withdraw from the Offering, and (ii) to waive his or her right to increase, decrease or cease payroll deductions under the Plan during the Offering Period ending on such Purchase Date. Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day preceding the date that is six (6) months before the Purchase Date for which such election is to first be effective.

                  12. Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an employee eligible to participate in the Plan shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's right under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12 unless the Administrator elects otherwise pursuant to Section 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 4 and 6(a) above; provided, however, the Participant's service with a Participating Company prior to his or her termination of employment shall be counted for purposes of Section 4(a).

                  13. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                     (a) a merger or consolidation in which the Company is not the surviving corporation;

                     (b) a merger or consolidation in which the Company is the surviving corporation where the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

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

                     (c) the sale, exchange or transfer of all or substantially all of the Company's assets other than a sale, exchange or transfer to one (1) or more subsidiary corporations of the Company;

                     (d) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; or

                     (e) the liquidation or dissolution of the Company.

                  In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the Acquiring Corporation.

                  14. Capital Changes. In the event of changes in the Common Stock due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the Plan's share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

                  15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Right or to receive Shares under the Plan may be assigned, transferred, pledged or disposed of in any manner otherwise than by will or the laws of descent and distribution and Purchase Rights shall be exercisable during the lifetime of the Participant only by the Participant. Any attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering pursuant to Section 11(a).

                  16. Reports. Each Participant who exercised all or part of his or her Purchase Right for an Offering Period shall receive, as soon as practicable after the Purchase Date of such Offering Period, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of whole and fractional Shares purchased, the purchase price and fair market value of such Shares and the date of purchase. In addition, each Participant shall be provided information concerning the Company equivalent to that information generally made available to holders of Common Stock.

                  17. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.

                  18. Restriction on Issuance of Shares. The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law


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with respect to such securities. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

                  19. Legends. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

                  20. Notification of Sale of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of Shares acquired upon exercise of a Purchase Right, the Participant shall hold all such Shares in the Participant's name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

                  21. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan that would adversely affect the right of any Participant (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if required under any applicable law, including Rule 16b-3 and Section 423 of the Code.

                            [SIGNATURE PAGE FOLLOWS]



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         The foregoing BTI Telecom Corp. Employee Stock Purchase Plan was duly adopted by the Board of Directors and sole shareholder of the Company on the ___ day of July 1999.

         IN WITNESS WHEREOF, the BTI Telecom Corp. Employee Stock Purchase Plan is hereby executed by the undersigned duly authorized officer of the Company this ____ day of July 1999.

                                                     BTI TELECOM CORP.


                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------